Power of Attorney


STATE OF MICHIGAN    )
                     )  SS
COUNTY OF WAYNE      )

    KNOW ALL BY THESE PRESENTS that I, Larry E. Steward, do hereby constitute and appoint Sandra K. Ennis, Thomas A. Hughes, Bruce D. Peterson, Susan E. Riske and Teresa M. Sebastian, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

    This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS THEREOF, I have hereto set my hand this 8th day of February, 2007.

                          /s/Larry E. Steward
                          Larry E. Steward


Witnesses:

/s/Sharon L. Sabat
Sharon L. Sabat

/s/Elizabeth M. Querin
Elizabeth M. Querin

STATE OF MICHIGAN    )
                     )  SS
COUNTY OF WAYNE      )

On this 8th day of February, 2007, before me personally appeared Larry E. Steward, to me known to be the person described who executed the foregoing Power of Attorney.

              Subscribed and sworn to before me
              the 8th day of February, 2007.

              /s/Bernadette E. Wilson
              Bernadette E. Wilson
              Notary Public - Wayne County
              My Commission Expires:  12-07-2011